UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2021
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement

On March 17, 2021, Uranium Energy Corp. (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with institutional investors, pursuant to which the Company agreed to sell an aggregate of 10,000,000 shares of its common stock (the “Shares”) to such investors at a price of $3.05 per Share for gross proceeds of $30.5 million (the “Offering”).

The Company entered into an engagement agreement dated March 16, 2021, as amended on March 18, 2021 (the “Engagement Agreement”), whereby the Company engaged H.C. Wainwright & Co., LLC, Haywood Securities Inc., TD Securities (USA) LLC, as its lead placement agents, and Roth Capital Partners, LLC, as co-placement agent in connection with the Offering. H.C. Wainwright & Co., LLC, Haywood Securities Inc., TD Securities (USA) LLC and Roth Capital Partners, LLC are collectively referred to as, the “Placement Agents.” The Placement Agents have agreed to use their reasonable best efforts to arrange for the sale of the Shares in a registered direct offering. As consideration, the Company agreed to pay the Placement Agents a cash fee equal to (i) 4.0% of the aggregate gross proceeds raised in the offering of up to $20,000,000 and (ii) 5.0% of the aggregate gross proceeds raised in the Offering of $20,000,000 or above. In addition, the Company has agreed to reimburse the Placement Agents for expenses in an aggregate amount of approximately $50,000.

The net proceeds to the Company from the registered direct public offering, after deducting the placement agent fees and expenses and the Company's estimated offering expenses, are expected to be approximately $29,075,000.

The Shares will be issued pursuant to a prospectus supplement dated as of March 17, 2021, which was filed with the Securities and Exchange Commission (the “SEC”) in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-236571), which became effective on March 3, 2020 and the base prospectus dated as of March 3, 2020 contained in such registration statement.

The legal opinion of McMillan LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Engagement Agreement and the Securities Purchase Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Engagement Agreement and the form of Securities Purchase Agreement, which are attached hereto as Exhibits 1.1 and 10.1, respectively, and incorporated herein by reference.

The Engagement Agreement and the Securities Purchase Agreement contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Engagement Agreement and the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company's filings with the SEC.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
1.1	Engagement Agreement, dated as of March 16, 2021, as amended on March 18, 2021, by and between Uranium Energy Corp., H.C. Wainwright & Co., LLC, Haywood Securities Inc., TD Securities (USA) LLC and Roth Capital Partners, LLC
5.1	Opinion of McMillan LLP
10.1	Form of Securities Purchase Agreement, dated as of March 17, 2021, by and between Uranium Energy Corp. and the investors in the offering
23.1	Consent of McMillan LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: March 18, 2021	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer